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                          REGISTRATION RIGHTS AGREEMENT



          REGISTRATION RIGHTS AGREEMENT, dated as of December 14, 1993, among The Prudential Insurance Company of America, PruSupply, Inc. and Pruco Life Insurance Company (collectively, "Prudential", and each individually, a "Prudential Entity"), Santa Fe Energy Resources, Inc., a Delaware corporation ("Santa Fe"), Hadson Corporation, a Delaware corporation (the "Company"), and SFER Pipe-Line, Inc., a Delaware corporation ("Pipeline," and collectively with Santa Fe, "SFER").

               1.   Background.  This Agreement is made pursuant to (i) the
                    ----------
     Agreement of Merger dated as of July 28, 1993 among SFER, Adobe Gas Pipeline Company, a Delaware corporation and a wholly owned subsidiary of SFER, and the Company (as amended, the "Merger Agreement") and (ii) the Securities Purchase Agreement of even date herewith by and among the Company and each Prudential Entity (the "Purchase Agreement"). Pursuant to the Merger Agreement, upon consummation of the Merger (as defined therein), the Company shall issue to SFER 2,080,000 shares of Senior Cumulative Preferred Stock, Series A, par value $0.01 per share (the "Senior Preferred Stock") and a number of shares of new Common Stock, par value $0.01 per share, of the Company (the "New Common Stock"), as is equal to approximately 40% of the total number of shares of New Common Stock outstanding after giving effect to the Merger.

               Prudential holds all of the existing shares of the Company's Class B Common Stock, par value $.01 per share, the Company's Class C Common Stock, par value $.01 per share and the Company's 7% Senior Cumulative Preferred Stock (respectively, the "Existing Class B Common Stock", the "Existing Class C Common Stock" and the "Existing Senior Preferred Stock"). Prudential also holds 300,000 shares of the Company's existing Common Stock, par value $.01 per share (the "Old Common Stock").

               As a result of the Merger, Prudential will receive the right to receive 97.27% of a beneficial interest in a trust (the "H/P Trust") containing 4,983,180 shares of New Common Stock (such shares, the "Trust Shares") in exchange for its Existing Class B Common Stock; approximately 756,104 shares of New Common Stock in exchange for its Existing Class C Common Stock; and approximately 553,658 shares of New Common Stock, the right to receive the remaining 2.73% of a beneficial interest in the H/P Trust, and $33 million aggregate principal amount of new 8% Senior Secured Notes of the Company in exchange for its Existing Senior Preferred Stock; and will receive 20,001 shares of New Common Stock and certain shares of Junior Exercisable Automatically Convertible Preferred Stock, Series B, par value

























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     $.01 per share (the "Junior Preferred Stock"), in exchange for its
     300,000 shares of Old Common Stock.

               As a material part of the inducement to SFER to enter into the Merger Agreement, and to each Prudential Entity to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. This Agreement shall become effective upon the occurrence of both (a) the issuance of the shares of Senior Preferred Stock and New Common Stock to SFER pursuant to the Merger Agreement and (b) the issuance of the New Common Stock and other Merger consideration to each Prudential Entity pursuant to the Merger.

               2.   Registration under Securities Act, etc.
                    --------------------------------------
               2.1. Registration on Request.  (a)  Upon the written request
                    -----------------------
     of SFER or any one or more of the Prudential Entities (this and other defined terms have the meanings specified in Section 3 hereof), requesting that the Company effect the registration under the Securities Act of all or part of Registrable Securities held by them and specifying the intended method of disposition thereof and whether or not such requested registration is to be an underwritten offering, the Company will promptly give written notice of such requested registration to all other holders of Registrable Securities and thereupon the Company will use its best efforts to effect the registration under the Securities Act of:

                    (i) the Registrable Securities which the Company has been so requested to register by such holders, and

                    (ii) all additional Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent required to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities so to be registered; provided, however, that: (A) Prudential (including for
                    --------  -------
     this purpose, any assignee of all Registrable Securities owned by any Prudential Entity) shall be entitled to request such registration of its New Common Stock only once in any twelve month period, SFER (or any assignee of all Registrable Securities of any class or series owned by SFER) shall be entitled to request such registration of its New Common Stock only once in any twelve month period, and SFER (or any assignee of all Registrable Securities of any class or series owned by SFER) shall be entitled to request such registration of its Senior Preferred Stock only once in any twelve month period and (B) with respect to any registration statement filed, or to






















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     be filed, pursuant to this Section 2.1, if the Board of Directors of the Company determines, in its good faith judgment, that the registration of such Registrable Securities would materially and adversely impact any material financing activity (the "Disadvantageous Condition"), notwithstanding any other provision of this Section 2.1, upon the giving of a written notice to such effect to holders of Registrable Securities, the Company (1) in the event that the registration statement has been filed, shall be entitled to cause such registration statement to be withdrawn and shall be entitled to not file a substitute registration statement and (2) in the event no registration statement has yet been filed, shall be entitled to not file any such registration statement, in either case until the earlier of (the "Resumption Date") (i) the expiration of a reasonable period not to exceed 120 days or (ii) the date on which the Board of Directors of the Company determines the Disadvantageous Condition no longer exists. The Company shall promptly deliver written notice of the Resumption Date to each holder of the Registrable Securities. If, as a result of a Disadvantageous Condition, a registration statement was withdrawn or was not filed, the Company shall use its best efforts to effect the registration under the Securities Act, as promptly as reasonably practicable after the Resumption Date, of the Registrable Securities included or to be included in such registration statement, unless the holder requesting such registration by written notice (a "Withdrawal Notice") to the Company requests that the Company not effect such registration. If a holder delivers a Withdrawal Notice to the Company, the holder's original request for registration of its Registrable Securities (which was delayed as a result of the existence of a Disadvantageous Condition) shall not be included in determining
                                           ---
     whether a request for registration has been given in any twelve month period.

               (b)  Registration of Other Securities.  Whenever the Company
                    --------------------------------
     shall effect a registration pursuant to this Section 2.1 in connection with an underwritten offering by one or more holders of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration unless (a) the managing underwriter of such offering shall have advised each holder of Registrable Securities to be covered by such registration in writing that the inclusion of such other securities would not adversely affect such offering and (b) the holders of all Registrable Securities to be covered by such registration shall have consented in writing to the inclusion of such other securities.

               (c)  Registration Statement Form.  Registrations under this
                    ---------------------------
     Section 2.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to each holder of the Registrable Securities requested to be included in such registration and (ii) as shall permit the disposition of such Registrable Securities in






















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     accordance with the intended method or methods of disposition specified in their request for such registration. The Company agrees to include in any such registration statement all information which holders of Registrable Securities being registered shall reasonably request.

               (d)  Expenses.  The Company will pay all Registration
                    --------
     Expenses in connection with (i) the first two registrations of Senior Preferred Stock by SFER, (ii) the first two registrations of New Common Stock requested by SFER, and (iii) the first two registrations of New Common Stock requested by Prudential, pursuant to Section 2.1(a). The Registration Expenses (and underwriting discounts and commissions and transfer taxes, if any) in connection with each other registration requested under this Section 2.1 shall be allocated among all Persons on whose behalf securities of the Company are included in such registration, on the basis of the respective amounts of the securities then being registered on their behalf.

               (e)  Effective Registration Statement.  A registration
                    --------------------------------
     requested pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, (iii) if, after it has become effective, such registration does not remain effective for 120 days or such lesser time period sufficient to permit the sale of the Registrable Securities registered thereby in accordance with the intended method of distribution, or (iv) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in con-nection with such registration are not satisfied or waived.

               (f)  Selection of Underwriters.  If a requested registration
                    -------------------------
     pursuant to this Section 2.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company and shall be reasonably acceptable to each holder of Registrable Securities to be so registered.

               (g)  Priority in Requested Registrations.  If (i) a
                    -----------------------------------
     requested registration pursuant to this Section 2.1 involves an underwritten offering of the securities so being registered (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction and (ii) the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering without having a material adverse effect thereon (including on the price at which such Registrable




















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     Securities are expected to be sold), then the Company will include in such registration, to the extent of the number of shares which the Company is so advised can be sold in (or during the time of) such offering, first, all securities requested by Prudential and SFER pursuant to Section 2.1(a) to be sold for its own account and second, all other Registrable Securities requested to be included in such registration on the basis of the percentage of the Registrable Securities of the Company held by the holders of Registrable Securities which have requested that such Securities be included. In connection with any registration as to which the provisions of this clause (g) apply, no securities other than Registrable Securities shall be covered by such registrations.

               2.2. Incidental Registration.  (a)  Right to Include
                                                   ----------------
     Registrable Securities.  If the Company at any time proposes to
     ----------------------
     register any of its securities under the Securities Act (other than by a registration on Form S-8 or any successor or similar forms and other than pursuant to Section 2.1), whether or not for sale for its own account, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, in the case of an underwriting, the identity of the managing underwriter and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting) and of such holders' rights under this Section 2.2. Upon the written request of any holder made within 30 days after the receipt of any such notice (which request shall specify the intended method of disposition of such holder's Registrable Securities), the Company will use its best efforts to effect the registration under the Securities Act of the Registrable Securities of such holder requested to be included in such registration, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of such Registrable Securities, provided that if, at any time after giving
                             --------
     written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities initially intended to be registered, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under
     Section 2.1, and (ii) in the case of a determination to delay registering, shall






















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     be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall be deemed to have been effected pursuant to Section 2.1 or shall relieve the Company of its obligation to effect any registration upon request under Section
     2.1. The Company will pay all Registration Expenses, other than registration fees relating to Registrable Securities to be sold for the account of the holder thereof and the fees and expenses of counsel for such holder, all of which will be at such holder's expense, in connection with each registration of Registrable Securities requested pursuant to this Section 2.2.

               (b)  Priority in Incidental Registrations.  If (i) a
                    ------------------------------------
     registration pursuant to this Section 2.2 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction,
     (ii) the Company is requested to include any Registrable Securities under 2.2(a), and (iii) the managing underwriter of such underwritten offering shall inform the Company and the holders of the Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account, second, such Registrable Securities requested to be included in such registration pro rata on the basis of the number of shares of such securities so proposed to be sold and so requested to be included, and third, all other securities of the Company requested to be included in such registration pro rata on the basis of the number of shares of such securities so proposed to be sold and so requested to be included.

               2.3. Registration Procedures.  If and whenever the Company
                    -----------------------
     is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2, the Company will as expeditiously as possible:

               (i) prepare and (as soon thereafter as possible or in any event no later than 60 days after the end of the period within which requests for registration may be given to the Company) file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective, provided
                                                                 --------
          that the Company may discontinue any registration of its securities which are not Registrable























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          Securities (and, under the circumstances specified in Section
          2.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

               (ii) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (which period shall in no event exceed 120 days from effectiveness of such registration statement);

               (iii) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

               (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (iv), be obligated to be so qualified, or to consent to general service of process in any such jurisdiction;

               (v)  use its best efforts to cause all Registrable
          Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the


























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          seller or sellers thereof to consummate the disposition of such
          Registrable Securities;

               (vi) furnish to each seller of Registrable Securities and each Requesting Holder (as defined in Section 2.6), a signed counterpart, addressed to such seller and such Requesting Holder (and underwriters, if any) of

                    (x) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, and

                    (y) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller or such Requesting Holder, if any, may reasonably request;

               (vii) immediately notify each seller of Registrable Securities covered by such registration statement, each Requesting Holder, and their respective counsel (and the managing underwriter, if any) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement (or deemed to be included in such registration statement if the registration statement, at the time it is declared effective, omits certain information pursuant to Rule 430A of the Securities Act), as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller or Requesting Holder promptly prepare and furnish to such























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          seller or Requesting Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

               (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and will furnish to each such seller and Requesting Holder at least five business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any amendment or supplement thereof to which any such seller or Requesting Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

               (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

               (x) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Company's capital stock is then listed; and

               (xi) enter into such agreements and take such other actions as the Requisite Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

     The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

          Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice

























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     from the Company of the happening of any event of the kind described in subdivision (vii) of this Section 2.3, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii) of this Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

          2.4  Underwritten Offerings.  (a)  Requested Underwritten
                                             ----------------------
     Offerings.  If requested by the underwriters for any underwritten
     ---------
     offering or by holders of Registrable Securities pursuant to a registration requested under Section 2.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to each such holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.7. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that (i) any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and
     (ii) any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities, such holder's intended method of distribution and any other representation required by law.

               (b)  Incidental Underwritten Offerings.  If the Company at
                    ---------------------------------
     any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in Section 2.2 and subject to the provisions of Section 2.2(b), arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agree-






















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     ment between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

               (c) In the event of any underwritten offering under a registration pursuant to Section 2.1 or 2.2 (other than in the case of a registration under Section 2.2, if the majority of the securities covered thereby are to be sold for the account of holders other than the Company), Prudential, SFER and each assignee of all Registrable Securities of any class or series owned by SFER or any Prudential Entity agree, if so required by the managing underwriters and to the extent timely notified in writing by the Company or by the managing underwriter or underwriters, not to effect any public sale or distribution (including any sale pursuant to Rule 144) of Registrable Securities (other than as part of such offering) within the period commencing seven days prior to the effective date of the registration statement with respect to such offering and ending 90 days after the effective date, or such lesser period agreed to by any other shareholders of the Company in connection with such registration, after the effective date of such registration statement.

               2.5. Preparation; Reasonable Investigation.  In connection
                    -------------------------------------
     with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.


























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               2.6. Rights of Requesting Holders.  The Company will not
                    ----------------------------
     file any registration statement under the Securities Act unless it shall first have given to SFER and each Prudential Entity that then owns shares of Registrable Securities at least 30 days prior written notice thereof and, if so requested by any Prudential Entity or SFER, shall have consulted with each Prudential Entity and SFER concerning the selection of underwriters, counsel and independent accountants for the Company for such offering and registration. If any Prudential Entity or SFER shall so request within 30 days after such notice, it shall be a "Requesting Holder" hereunder and shall have the rights of a Requesting Holder provided in this section 2.6 and in sections 2.3 and 2.7. The Company further covenants that a Requesting Holder shall have the right to participate in the preparation of any such registration or comparable statement and to require the insertion therein of material furnished to the Company in writing, which in such Requesting Holder's judgment should be included and, at the Company's expense, to retain counsel and/or independent public accountants (but limited to only one firm of independent public accountants for all Requesting Holders which will be determined by the affirmative vote of the holders of a majority of the number of Registrable Securities being registered) to assist such Requesting Holder in such participation. In addition, if any such registration statement refers to any Requesting Holder by name or otherwise as the holder of any securities of the Company, then such Requesting Holder shall have the right to require (x) the insertion therein of language, in form and substance satisfactory to such Requesting Holder, to the effect that the holding by such Requesting Holder of such securities does not necessarily make such Requesting Holder a "controlling person" of the Company within the meaning of the Securities Act and is not to be construed as a recommendation by such Requesting Holder of the investment quality of the Company's debt or equity securities covered thereby and that such holding does not imply that such Requesting Holder will assist in meeting any future financial requirements of the Company, or (y) in the event that such reference to such Requesting Holder by name or otherwise is not required by the Securities Act or any rules and regulations promulgated thereunder, the deletion of the reference to such Requesting Holder.

               2.7. Indemnification.  (a)  Indemnification by the Company.
                    ---------------        ------------------------------
     In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, (i) in the case of any registration statement filed pursuant to Section 2.1 or 2.2, indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, its directors, officers, employees and agents and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, and (ii) in the case of any registration statement of the Company, indemnify and hold harmless any Requesting Holder, its directors, officers, employees and agents and each other Person, if any, who controls such Requesting Holder within the meaning of the Securities Act, in each case against any losses, claims, damages or liabilities, joint or several, to which such seller or Requesting Holder or any such directors, officers, employees, agents, underwriters or controlling persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller, such Requesting Holder and all such directors, officers, employees, agents, underwriters and controlling persons for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the
                                                        --------
     Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or Requesting Holder, as the case may be, specifically stating that it is for use in the preparation thereof and, provided further that the
                                             --------
     Company shall not be liable to any Person who participates as an underwriter, in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supple-mented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller, such Requesting Holder or any such director, officer, employee, agent, underwriter or controlling person and shall survive the transfer of such securities by such seller.

               (b)  Indemnification by the Sellers.  The Company may
                    ------------------------------
     require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.3, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision
     (a) of this Section 2.7) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. In no event shall the liability of any seller of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such seller upon the sale of the Registrable Securities giving rise to such indemnification obligation.

               (c)  Notices of Claims, etc.  Promptly after receipt by an
                    ----------------------
     indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as
     --------
     provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

               (d)  Other Indemnification.  Indemnification similar to that
                    ---------------------
     specified in the preceding subdivisions of this Section 2.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

               (e)  Indemnification Payments.  The indemnification required
                    ------------------------
     by this Section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

               (f)  Contribution.  If for any reason the indemnification
                    ------------
     provided for in this Section 2.7 is unavailable to an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided, however, that no holder shall be
                               --------  -------
     required to contribute in an amount greater than the dollar amount of the proceeds received by such holder with respect to the sale of any securities. The amount paid or payable by a party as a result of the losses, expenses, liabilities and claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               2.8.  Adjustments Affecting Registrable Securities.  The
                     --------------------------------------------
     Company will not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in any registration of its securities contemplated by this Section 2 or the marketability of such Registrable Securities under any such registration.

               3.   Definitions.   As used herein, unless the context
                    -----------
     otherwise requires, the following terms have the following respective meanings:

               Commission:  The Securities and Exchange Commission or any
               ----------
               other Federal agency at the time administering the Securities Act.


               Company:  As defined in the introductory paragraph of this
               -------
               Agreement.

               Disadvantageous Condition:  As defined in Section
               -------------------------
               2.1(a)(ii).

               Exchange Act:  The Securities Exchange Act of 1934, or any
               ------------
               similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar Federal statute.

               Existing Junior Preferred Stock:  The Company's Junior
               -------------------------------
               Cumulative Convertible Preferred Stock, Series B, par value $.01 per share.

               Junior Preferred Stock:  As defined in Section 1.
               ----------------------
               Merger Agreement:  As defined in Section 1.
               ----------------
               New Common Stock:  As defined in Section 1.
               ----------------
               Person:  A corporation, an association, a partnership, a
               ------
               business, an individual, a governmental or political subdivision thereof or a governmental agency.

               Prudential:  As defined in the introductory paragraph of
               ----------
               this Agreement.

               Prudential Entity:  As defined in the introductory paragraph
               -----------------
               of this Agreement.

               Purchase Agreement:  As defined in Section 1.
               ------------------

               Registrable Securities:  (a) Any shares of Senior Preferred
               ----------------------
               Stock issued to SFER pursuant to the Merger Agreement or the Company's Restated Certificate of Incorporation, as amended,
               (b) any shares of New Common Stock issued to SFER pursuant to the Merger Agreement,

               (c) any shares of New Common Stock issued to any Prudential Entity as a result of the Merger, (d) any shares of Junior Preferred Stock issued to any Prudential Entity pursuant to the Merger Agreement and any shares of New Common Stock issued to any Prudential Entity upon conversion or exercise of such shares of Junior Preferred Stock, (e) any Trust Shares distributed to any Prudential Entity pursuant to the termination of the H/P Trust, and (f) any other securities received by any Prudential entity or SFER as or in connection with any dividend, distribution, split or recapitalization of any of the foregoing.

               Registration Expenses:  All expenses incident to the
               ---------------------
               Company's performance of or compliance with Section 2, including, without limitation, all registration, filing and National Association of Securities Dealers fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding the cost of any special audit not required to be included in such registration statement by applicable law, rule or regulation, the fees and disbursements incurred by the holders of Registrable Securities to be registered or by any Requesting Holder (in each case, including the fees and disbursements of any counsel and accountants retained by the holders of Registrable Securities to be registered or by any Requesting Holder), premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any. In any case where, pursuant to Section 2.1(d), not all Registration Expenses are to be borne by the Company, the term "Registration Expenses" (as used to define the expenses to be allocated among all Persons requesting such registration) shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial state-ments or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event all of which expenses shall be borne by the Company.

               Requesting Holder:  As defined in Section 2.6.
               -----------------
               Resumption Date:  As defined in Section 2.1(a)(ii).
               ---------------
               Securities Act:  The Securities Act of 1933, or any similar
               --------------
               Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal Statute.

               Senior Preferred Stock:  As defined in Section 1.
               ----------------------
               Trust Shares:  As defined in Section 1.
               ------------
               Withdrawal Notice:  As defined in Section 2.1(a)(ii).
               -----------------

               4.   Rule 144; Rule 144A.
                    -------------------
               4.1  Rule 144.  The Company will file the reports required
                    --------
     to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or
     (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

               4.2  Rule 144A.  The Company covenants that, if it is not
                    ---------
     subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, it will, upon the request of any holder of Registrable Securities, make available such information as may be required by Rule 144A(d)(4) in order to permit sales pursuant to Rule 144A under the Securities Act. In addition, the Company will take such further action as any holder of Registrable Securities may reasonably request, to the extent required to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144A under the

     Securities Act, as such Rule may be amended from time to time, or
     (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

               5.   Amendments and Waivers.  This Agreement may be amended
                    ----------------------
     and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of 50% or more of the shares of each class of Registrable Securities affected thereby; provided that so long any Prudential Entity or SFER holds Registrable Securities affected thereby, its written consent shall be required for any amendment, action or omission to act. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

               6.   Nominees for Beneficial Owners.  In the event that any
                    ------------------------------
     Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects to be so treated, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

               7.   Notices.  All communications provided for hereunder
                    -------
     shall be sent by first-class mail and (a) if addressed to a party or holder of Registrable Securities other than the Company, addressed to such entity in the manner set forth in the Purchase Agreement (with respect to Prudential) or the Merger Agreement (with respect to SFER), or at such other address as such party shall have furnished to the Company and the other holders of Registrable Securities in writing, or
     (b) if addressed to the Company, at 101 Park Avenue, Suite 1400, P.O. Box 26770, Oklahoma City, Oklahoma 73126-6770, Attention: Chief Financial Officer, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding; provided, however,
                                                        --------  -------
     that any such communication to the Company may also, at the option of any of the parties hereunder, be either delivered to the Company at its address set forth above or to any officer of the Company.

               8.   Assignment.  This Agreement shall be binding upon and
                    ----------
     inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Any transferee of any Registrable Securities hereunder that is not, under applicable law, permitted to publicly resell such Registrable Securities without restriction may become a holder of Registrable Securities hereunder upon such person's acquisition of such Registrable Securities by executing a counterpart hereof; provided, however, that no transferee
                                     --------  -------
     of any Prudential Entity or SFER, other than an affiliate of such transferor, shall be entitled to exercise any right hereunder which is designated as being a right of any Prudential Entity or SFER, respectively (other than generally as a holder of Registrable Securities), unless such transferee has acquired all Registrable Securities owned by such Prudential Entity or SFER, respectively.

               9.   Descriptive Headings.  The descriptive headings of the
                    --------------------
     several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

               10.  Specific Performance.  The parties hereto recognize and
                    --------------------
     agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

               11.  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED AND
                    -------------
     ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS.

               12.  Counterparts.  This Agreement may be executed
                    ------------
     simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                              HADSON CORPORATION


                              By:___________________________
                                 Title:


                              THE PRUDENTIAL INSURANCE
                                COMPANY OF AMERICA


                              By:___________________________
                                 Title:


                              PRUCO LIFE INSURANCE COMPANY


                              By:____________________________
                                 Title:


                              PRUSUPPLY, INC.


                              By:____________________________
                                 Title:


                              SANTA FE ENERGY RESOURCES, INC.


                              By:____________________________
                                 Title:


                              SFER PIPELINE INC.


                              By:____________________________
                                 Title: